UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) - November 9, 2006

Commission File Number: 000-32745

SHEARSON FINANCIAL NETWORK
(Exact name of registrant as specified in its charter)

Nevada	88-0471353
(State or jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

2470 St. Rose Parkway, Suite 314
Henderson, Nevada 89052
(Address of principal executive offices, including zip code)

(702) 547-7300
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SHEARSON FINANCIAL NETWORK, INC.

Item 1.02	Termination of Material Definitive Agreement

On November 9, 2006, Shearson Financial Network, Inc., (“Company”), entered into a Rescission Agreement by and among Michael McHugh, Bruce Silva, and Thomas Monte, (“Sellers”) and Continental Home Loans, Inc., (“CHL”)or collectively the (“Parties”). The parties have no material relationship with the Company or its affiliates other than in respect to the material definitive agreement.

On June 7, 2006, the Company entered into a material definitive agreement to purchase all the outstanding shares of CHL. Certain variances regarding the strategic direction of CHL have arisen between CHL and the Company, which the parties and the Company believe it is in the best interest of both parties to rescind the Stock Purchase Agreement and certain Employment Agreements as related to such agreement.

In connection with such rescission the Company did not exchange consideration, nor did the Sellers exchange CHL stock for the purchase. The Company views this rescission as nullification and accordingly has reflected the rescission in its Form 10QSB as filed on November 20, 2006 and did not included any operating activities related to CHL in the Company’s consolidated financial statements. The Company will amend its Form 10QSBA as filed on August 30, 2006, to delete the operating activities of CHL which reflected approximately one month of operations during the quarter ended June 30, 2006.

Item 9.01.	Financial Statements, Financial Information and Exhibits.

(b)	Exhibits

10.3	Rescission Agreement dated November 9, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

Date: November 29, 2006	SHEARSON FINANCIAL NETWORK

By: /s/ Michael A. Barron
Michael A. Barron
Chief Executive Officer and President